UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Mastech Digital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

Telephone: (412) 787-2100

April 7, 2023

Dear Mastech Digital, Inc. Shareholder:

You are cordially invited to attend our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Mastech Digital, Inc.’s headquarters, at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA on Wednesday, May 10, 2023, at 9:00 a.m. Eastern Time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s Annual Meeting, you will be asked to (i) vote on the election of Class III directors; (ii) approve an amendment to the Company’s Stock Incentive Plan, as amended (the “Plan”), to increase the number of shares of common stock that may be issued pursuant to the Plan; and (iii) to cast an advisory (non-binding) vote to approve named executive officer compensation. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your continued support.

Sincerely,

Vivek Gupta
President and Chief Executive Officer

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 10, 2023

The Annual Meeting of Shareholders (the “Annual Meeting”) of Mastech Digital, Inc. (the “Company”) will be held on Wednesday, May 10, 2023, at 9:00 a.m. Eastern Time at the Company’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA, to consider and act upon the following matters:

1. The election of two (2) Class III directors to serve for three-year terms or until their respective successors shall have been selected or qualified;

2. Vote to approve an amendment to the Company’s Stock Incentive Plan, as amended (the “Plan”), to increase the number of shares of common stock that may be issued pursuant to the Plan by 500,000 shares, to a total of 5,400,000 shares;

3. Advisory (non-binding) vote to approve named executive officer compensation; and

4. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on March 31, 2023, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “VOTING RIGHTS AND SOLICITATION” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT PRINTING AND PROCESSING COSTS.

By Order of the Board of Directors

John J. Cronin, Jr.
Chief Financial Officer and Corporate Secretary

Moon Township, Pennsylvania

April 7, 2023

Page
PURPOSE OF MEETING	1
VOTING RIGHTS AND SOLICITATION	1
Voting	1
Proxies	2
Solicitation of Proxies	2
PROPOSAL NO. 1—ELECTION OF DIRECTORS	3
General	3
Business Experience of Directors	3
Votes Required	5
Recommendation of the Board of Directors	5
PROPOSAL NO. 2—APPROVE AN AMENDMENT TO THE MASTECH DIGITAL, INC. STOCK INCENTIVE PLAN, AS AMENDED (THE “PLAN”), TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE PLAN	6
General	6
Background and Purpose of the Proposal	6
Summary of the Stock Incentive Plan	7
Votes Required	14
Recommendation of the Board of Directors	14
PROPOSAL NO. 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	15
General	15
Votes Required	15
Recommendation of the Board of Directors	15
BOARD COMMITTEES AND MEETINGS	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
DELINQUENT SECTION 16(A) REPORTS	20
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	20
EXECUTIVE OFFICERS	20
COMPENSATION DISCUSSION AND ANALYSIS	21
SUMMARY COMPENSATION TABLE	29
GRANTS OF PLAN-BASED AWARDS	30
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	31
OPTION EXERCISES AND STOCK VESTED	32
PAY VERSUS PERFORMANCE DISCLOSURE	33
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	36
DIRECTOR COMPENSATION	38
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	38
REPORT OF THE AUDIT COMMITTEE	38
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	40
POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS	40
2024 SHAREHOLDER PROPOSALS OR NOMINATIONS	41
FORM 10-K	41
HOUSEHOLDING OF PROXY MATERIALS	41
WHERE YOU CAN FIND MORE INFORMATION	42
OTHER MATTERS	42

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 10, 2023

This Proxy Statement is being furnished to the shareholders of Mastech Digital, Inc., a Pennsylvania corporation (“Mastech” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Wednesday, May 10, 2023, at 9:00 a.m. Eastern Time, at the Company’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400 Moon Township, PA, 15108, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 10, 2023.

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposals are described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of Mastech common stock, par value $0.01 per share (“Common Stock”), as of the close of business on March 31, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On March 31, 2023, there were 11,640,502 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders owning at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes.

Your shareholder vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves us significant printing and processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 9, 2023. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, please call our Investor Relations department at (800) 627-8323.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108 at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted (a) FOR the election of the Board’s nominees to the Board of Directors; (b) FOR the approval of the amendment to the Company’s Stock Incentive Plan, as amended (the “Plan”), to increase the number of shares of Common Stock that may be issued pursuant to the Plan; and (c) FOR approval of the advisory (non-binding) proposal on named executive officer compensation. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Corporate Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes, but they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting. As a result, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be timely furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 10, 2023.

Complete copies of this proxy statement and our annual report for the year ended December 31, 2022 are available at http://www.mastechdigital.com/annual-meeting

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Amended and Restated Articles of Incorporation (“Articles”) currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class III directors whose terms expire in 2023; three (3) Class I directors whose terms expire in 2024; and two (2) Class II directors whose terms expire in 2025. Therefore, two (2) directors are being elected to Class III at the Annual Meeting for a three-year term expiring in the year 2026.

Effective April 1, 2022, the Company added a new independent director, Mr. Vladimir Rak. With Mr. Rak’s appointment, there are now seven (7) directors serving on the Company’s Board of Directors, consisting of four (4) independent directors and three (3) non-independent directors. Mr. Rak is a member of the three standing committees of the Company’s Board of Directors: the Audit, Compensation, and Nominating and Corporate Governance Committees. Mr. Rak’s biography is disclosed below under the section captioned “Business Experience of Directors”.

The names of the persons nominated for Class III directors are John Ausura and Brenda Galilee, both of whom presently serve as Class III directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of John Ausura and Brenda Galilee as Class III directors. The Board of Directors knows of no reason why John Ausura and Brenda Galilee would be unable to serve as Class III directors. If, at the time of the Annual Meeting, either of Mr. John Ausura or Ms. Brenda Galilee is unable or unwilling to serve as a Class III director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Nominating and Corporate Governance Committee” below.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting, as well as information about our other Directors.

BUSINESS EXPERIENCE OF DIRECTORS

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; knowledge of the Company’s business and industry; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Nominees for Directors in Class III Whose Terms will Expire in 2026

John Ausura, age 70, has served as a Director since September 2008. Mr. Ausura is the Founder and was the Managing Director of Capital Resolution, LLC, a professional services firm which provides interim management and operations improvement assistance to companies in transition, until his retirement on February 12, 2013. Mr. Ausura assumed this role with Capital Resolution in 2003. Prior to Capital Resolution and between 2000 and 2003, Mr. Ausura was a Principal with XRoads Solutions Group, LLC, a national restructuring professional services firm. Prior to 2000, Mr. Ausura was a Senior Vice President with PNC Financial Services Group, Inc. in Pittsburgh, PA, where he was Chief Financial Officer of the Consumer Bank and Chief Executive Officer of

PNC’s Credit Card Bank. Mr. Ausura completed his MBA at the Wharton School of the University of Pennsylvania and his BA from the University of Scranton. Mr. Ausura’s experience as a senior executive for three professional services firms led to the Board’s conclusion that he should serve as a Director of the Company.

Brenda Galilee, age 70, has served as a Director since September 2008. Ms. Galilee is currently the Chief Consulting Officer for CES-Customer Experience Solutions, a “Voice of the Customer” consulting company, and has held this position since January 2013. Ms. Galilee was the Chief Executive Officer and Chairman of the Board of In Touch Corporation, a customer acquisition and retention services company serving the financial industries, until her resignation on January 1, 2013. Ms. Galilee assumed this role in March 2008, upon the completion of a management buyout. In March 1991, Ms. Galilee founded and served as the Chief Executive Officer and Chairman of the Board of Hall Kinion and Associates (HAKI on NASDAQ), an information technology staffing company, until being acquired by Kforce Corporation in June 2004. From June 2004 until March 2008, Ms. Galilee pursued avocational interests in creative arts. Ms. Galilee completed the OPM program at Harvard University. Ms. Galilee’s experience as the Chief Executive Officer of an IT staffing company led to the Board’s conclusion that she should serve as a Director of the Company.

Directors in Class I Whose Terms will Expire in 2024

Sunil Wadhwani, age 70, has served as a Director and Co-Chairman since our formation in 2008. Mr. Wadhwani was the Co-Founder of iGATE Corporation (“iGATE”), a provider of integrated technology and operations-based information technology solutions, and Mastech. Mr. Wadhwani served as Co-Chairman and Chief Executive Officer of iGATE from 1986 until April 2008, when he resigned as Chief Executive Officer, but remained a director of iGATE and Co-Chairman of the iGATE Board until July 2015. From 1986 through September 1996, Mr. Wadhwani served as Chairman of iGATE and held several other offices, including President and Chief Executive Officer. Mr. Wadhwani has a Bachelor’s degree from the Indian Institute of Technology and a Master’s degree from Carnegie Mellon University. Mr. Wadhwani also serves as the Managing Partner of SWAT Capital Administrator LLC and as the principal executive officer of the Wadhwani Family Office. Mr. Wadhwani’s history and experience with the Company since its inception led to the Board’s conclusion that he should continue as a Director of the Company.

Gerhard Watzinger, age 62, has served as a Director since September 2008. Between April 2013 and September 2013, Mr. Watzinger served as the interim Chief Executive Officer of iGATE. Mr. Watzinger was the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, until his resignation on March 31, 2012. Mr. Watzinger joined Intel in February 2011 upon Intel’s acquisition of McAfee, a security technology company. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot Corp., a global leader in data protection software, where Mr. Watzinger served as Chief Executive Officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the Chief Executive Officer of Mascot Systems, a subsidiary of iGATE focused on offshore IT operations. From 1998 to 2003, Mr. Watzinger served as Senior Vice President of iGATE’s staffing and solutions operations. Prior to joining iGATE, Mr. Watzinger held senior positions at APT, PricewaterhouseCoopers and Cap Gemini. Mr. Watzinger serves as a Director for three IT security companies, KnowBe4, Absolute and CrowdStrike. Mr. Watzinger has a Bachelor’s degree in Computer Science from the University of Munich. Mr. Watzinger’s expertise within the IT industry, as well as his experience as a Chief Executive Officer of three IT companies, led to the Board’s conclusion that he should continue as a Director of the Company.

Vladimir Rak, age 46, has served as a Director since April 1, 2022. Mr. Rak is the Executive Vice President & Chief Technology Officer at DICK’S Sporting Goods, Inc., a role he has held since April 2020. In this role,

Mr. Rak is responsible for that company’s technology Product Management, Design & Engineering and Foundational Platforms & Services. Prior to joining DICK’S, he served as Senior Vice President & Chief Technology Officer at Merck & Co. from October 2019 to March 2020. Prior to DICK’S Sporting Goods and Merck, Mr. Rak held senior executive roles at Nike, Inc. from February 2016 to October 2019 and at the Walt Disney Company from September 2011 to January 2016. Mr. Rak graduated from Jacksonville University with an undergraduate degree in Computer Information Systems. Mr. Rak’s expertise within the IT industry with larger global enterprises and his experience as a buyer of technology services led to the Board’s conclusion that he would be a valuable addition to our Board of Directors.

Directors in Class II Whose Terms will Expire in 2025

Ashok Trivedi, age 73, has served as a Director and Co-Chairman since our formation in 2008. Mr. Trivedi was the Co-Founder of iGATE and Mastech. Mr. Trivedi served as Co-Chairman and President of iGATE from October 1996 until April 2008, when he resigned as President, but remained a director of iGATE and Co-Chairman of the iGATE Board until July 2015. Mr. Trivedi also served as the Chairman of the Board of iGATE Global Solutions Limited, a subsidiary of iGATE, and held this position from July 2000 until July 2015. From 1988 through September 1996, Mr. Trivedi served as President of iGATE and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation. Mr. Trivedi holds a Master’s degree in Business Administration from Ohio University and a Master’s degree in Physics from Delhi University. Mr. Trivedi also serves as the Managing Partner of SWAT Capital Administrator LLC and as the principal executive officer of the Trivedi Family Office. Mr. Trivedi’s history and experience with the Company since its inception led to the Board’s conclusion that he should serve as a Director of the Company.

Vivek Gupta, age 60, has served as our President and Chief Executive Officer and a Director since March 2016. Prior to joining the Company, from October 2015 to February 2016, Mr. Gupta served as the Chief Executive – Americas, RPG Group for RPG Enterprises, an Indian business conglomerate investing in portfolio companies in the areas of automotive tires, IT, infrastructure, pharmaceuticals, energy and plantations. Prior to joining RPG Enterprises, Mr. Gupta spent more than 30 years working for Zensar Technologies, Ltd. (“Zensar”), a global information technology services company, which is also a portfolio company of the RPG Group. From 2011 to 2015, Mr. Gupta served as the Chief Executive of Global Infrastructure Management Services and as the Executive Chairman of Zensar’s IT infrastructure management services business. Mr. Gupta received his Bachelor of Technology from the Indian Institute of Technology and has attended executive management programs at the Indian Institute of Management and the University of Pennsylvania. Mr. Gupta’s service as the President and Chief Executive Officer of the Company and his experience as a senior executive for other IT companies led to the Board’s conclusion that he should also serve as a Director of the Company.

VOTES REQUIRED

The Class III Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

PROPOSAL NO. 2

APPROVE AN AMENDMENT TO THE MASTECH DIGITAL, INC. STOCK INCENTIVE PLAN, AS AMENDED (THE “PLAN”), TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE PLAN

GENERAL

We are asking our shareholders to approve an amendment to the Mastech Digital, Inc. Stock Incentive Plan, as amended (the “Plan”), to increase the number of shares of Common Stock of the Company that may be issued pursuant to the Plan by 500,000 shares, to a total of 5,400,000.

No other changes to the Plan are being proposed.

The amendment will not become effective unless and until shareholder approval is obtained. If shareholders do not approve the amendment, the Plan will instead remain in effect in accordance with its pre-existing terms.

The proposed amendment to the Plan is attached hereto as Exhibit A.

BACKGROUND AND PURPOSE OF THE PROPOSAL

The grant of stock-based awards under the Plan has been a key component of the Company’s compensation program since its original adoption in 2008. The Plan provides a means through which the Company and its subsidiaries may attract and retain talented persons as officers, employees, directors and consultants and provides a means whereby those persons, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, may acquire a proprietary interest in the Company. The Plan was adopted to serve the following purposes: (i) to advance the interests of the Company by attracting and retaining high-caliber employees and other key individuals, (ii) to align the interests of our shareholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, and (iii) to motivate award recipients to act in the long-term best interests of the Company and its shareholders.

We are now requesting that our shareholders vote in favor of approving an amendment to the Plan to increase the number of shares of our Common Stock issuable under the Plan, which amendment will allow us to continue providing equity compensation awards to such employees and other key individuals as a competitive compensation practice and to align the interests of our employees and other key individuals with those of our shareholders.

Approval to Increase the Number of Shares Issuable Under the Plan

As discussed above, equity compensation is a key component of our executive compensation program and is the mechanism pursuant to which we provide long-term incentives to our employees. We believe that equity incentives are critical to attracting and retaining the most talented employees and to providing appropriate performance incentives.

The Plan currently authorizes the issuance of up to 4,900,000 shares of Common Stock of the Company. As of December 31, 2022, there were 126,000 shares remaining and available for future awards under the Plan. However, 120,000 shares of our Common Stock were awarded under the Plan related in connection with a January 3, 2023 grant of stock options to a key employee and a January 30, 2023 grant of restricted shares to our independent directors. Thus, as of February 1, 2023 we have approximately 6,000 shares available for future awards under the Plan.

Based on historical usage and expected practices, we estimate that the 500,000 additional shares, when aggregated with the shares currently available for issuance under the Plan, would be sufficient for two additional years of awards under the Plan. Approval of the amendment would allow the Company to continue to grant incentive awards and reward opportunities under the Plan.

SUMMARY OF STOCK INCENTIVE PLAN

The following summary provides a general description of the material features of the Plan and is qualified in its entirety by reference to the full text of the Plan, attached as Exhibit B, and the proposed amendment to the Plan, attached as Exhibit A.

General. As noted above, the Plan, originally effective as of October 1, 2008, amended and restated effective as of May 14, 2014 and further amended on May 18, 2016, May 16, 2018, May 15, 2019 and May 13, 2020, was adopted to serve the following purposes: (i) to advance the interests of the Company by attracting and retaining high caliber employees and other key individuals; (ii) to align the interests of the Company’s shareholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; and (iii) to motivate award recipients to act in the long-term best interests of the Company and its shareholders.

Administration. The Plan is generally administered by our Compensation Committee; provided, that the Plan authorizes the full Board or a subcommittee of our Board to function as the plan administrator, and permits the Compensation Committee to delegate to Co-Chairmen of the Company or to the Chief Executive Officer the plan administrator’s duties and authority under the Plan with respect to granting awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, and who are not expected to be “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As discussed under “Compensation Committee”, our Compensation Committee members meet the requirements of being “non-employee directors” within the meaning of Rule 16b-3(a)(3) and “outside directors” under Section 162(m). The administrator of the Plan is referred to herein as the “plan administrator”.

The plan administrator is authorized to determine the individuals who will receive awards (the “participants”), the types of awards to be granted, the number of shares to be subject to each award, the price of the awards granted, the terms and conditions of such awards, including any performance criteria, any payment terms, payment method and the expiration date applicable to each award. The plan administrator is also authorized to establish, adopt or revise rules relating to the administration of the Plan.

Authorized Shares. Currently, 4,900,000 shares of the Company’s Common Stock may be subject to awards under the Plan, which would be increased to a total of 5,400,000 shares of the Company’s Common Stock if this amendment is approved. The shares of the Company’s Common Stock so reserved are subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event. If any award granted under the Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture are forfeited, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan.

Eligibility. All employees and directors, officers and consultants who perform services for the Company or a subsidiary of the Company (as defined in the Plan) will be eligible to receive awards. The plan administrator has the discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Forms of Awards. Awards under the Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options); (ii) stock appreciation rights (“SARs”); (iii) restricted stock awards; (iv) stock awards; and (v) performance share awards.

Stock options are rights to purchase a specified number of shares of the Company’s Common Stock at a price fixed by the plan administrator as of the date of grant. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. Options expire no later than ten years after the date of grant. However, any incentive stock option may only be granted to an employee of the Company or a subsidiary (as defined in Section 424 of the Code), and if granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (“10% Shareholder”), must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant and expire no later than five years after the date of grant. All options will become exercisable at such time and in such installments as the plan administrator determines. Payment of the option price (sometimes called the exercise price or strike price) must be made in full at the time of exercise in such form as the plan administrator permits. Payment methods include cash, the exchange of shares already owned, broker-cashless exercise, withholding of shares otherwise deliverable, or a combination of the preceding alternatives. The plan administrator may also authorize “stock retention” options, which provide upon the exercise of an option previously granted, using previously owned shares, for the automatic issuance of a new option under this Plan with an exercise price equal to the fair market value on the date of grant, for up to the number of shares equal to the previously-owned shares delivered in payment of the exercise price of the prior option.

A SAR entitles the holder to receive, upon exercise, an amount equal to the positive difference between the fair market value of one share of Common Stock of the Company on the date the SAR is exercised and the exercise price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. The plan administrator has the discretion to determine whether the amount to be paid upon exercise of a SAR may be paid in cash, Common Stock (including restricted stock) or a combination of cash and Common Stock.

Restricted stock awards provide for a specified number of shares of Common Stock subject to a restriction against transfer during a period of time or until other conditions or performance measures are satisfied, as established by the plan administrator. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder of an unvested restricted stock award does not have any of the rights of a shareholder, including voting rights and the right to receive dividends.

Stock awards are shares of the Company’s Common Stock which are vested at the time of grant and are not subject to a restriction period or performance measures.

Performance share awards are awards entitling the recipient to acquire shares of our Common Stock upon the attainment of specified performance measures during a performance period set by the plan administrator. Performance measures that may be used include one or more of the following, and may be expressed in either, or a combination of, relative or absolute values:

•	earnings per share,

•	earnings per share growth,

•	net income,

•	net income growth,

•	revenue growth,

•	revenues,

•	expenses,

•	return on equity,

•	return on total capital,

•	return on assets,

•	earnings (including EBITDA and EBIT),

•	cash flow,

•	operating cash flow,

•	share price,

•	economic value added,

•	gross margin,

•	operating income,

•	market share, or

•	total shareholder return.

Such criteria and objectives may relate to results obtained by the individual, the Company, a subsidiary, or an affiliate, or any branch, department, business unit or division thereof, or may relate to results obtained relative to a specific industry or a specific index, peer group of companies, prior performance periods or other measure selected or defined by the plan administrator at the time of grant. The plan administrator may also choose other performance objectives as performance criteria at the time of grant, even if such performance share award would not qualify under Section 162(m) of the Code.

Termination of Service. The effect of a participant’s termination of service on his or her award depends on the reason for such termination, the provisions of the particular award and, in some cases, the terms of the participant’s employment agreement. Generally, unless otherwise provided, unvested restricted stock awards and unvested performance share awards will terminate upon termination from employment for any reason. For stock options and SARs, unless otherwise specified in the agreement, termination of employment due to disability or retirement will result in vested options remaining exercisable for a period of one year from the date employment terminates or, if earlier, the date on which the option or SAR expires; termination of employment (unless due to disability, retirement or for cause) will result in the option or SAR remaining exercisable, to the extent vested on the date employment terminates, for a period of three months thereafter or, if earlier, the date on which the option or SAR expires; termination of employment for cause or commencement of services as an officer, director or consultant of a competing business will result in the immediate termination of the option or SAR. Cessation of service will generally result in options and SARs remaining exercisable for three months, unless cessation was due to disability, in which event the exercise period will generally be extended to one year following termination (provided, that removal for cause or commencement of services as an officer, director or consultant of a competing business will result in the immediate termination of the option or SAR).

Maximum Award. Stock options with regard to no more than 625,000 shares of Common Stock of the Company (as adjusted for stock splits) and stock appreciation rights with regard to no more than 625,000 shares of Common Stock of the Company (as adjusted for stock splits) may be granted in any calendar year period. In any one calendar year during any performance period, the maximum amount which may be earned by any one participant under performance share awards shall be limited to 625,000 shares of Common Stock of the Company (as adjusted for stock splits). The limitations on the aggregate number of shares which may be subject to awards granted in any calendar year shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code.

Change in Control. Unless otherwise provided in an award agreement or employment agreement, upon a change in control, each outstanding award under the Plan shall (i) be assumed by the acquiring company; or (ii) accelerate and become exercisable or be released from all restrictions, as applicable, immediately prior to the change in control. The Board may determine, in its discretion, that outstanding awards will be surrendered for payment in cash or stock. The performance period with regard to any performance share awards will be deemed to end on the day prior to the effective date of the change of control.

Adjustments upon Certain Events. In the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction resulting in an increase or decrease in the outstanding shares of our Common Stock, or exchange of our Common Stock for a different number or kind of shares or other securities of the Company, or the distribution of additional shares or new or different securities or other non-cash assets, the plan administrator will make an appropriate or proportionate adjustment in (i) the number of stock options, stock appreciation rights and performance share awards that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any outstanding awards, (iii) the price for each share subject to outstanding stock options or stock appreciation rights or other purchase rights under the Plan, without changing the aggregate purchase price, and (iv) the number of shares which may be issued under the Plan but are not then subject to awards. If the outstanding shares of Company Common Stock will be changed in value by reason of a spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders, then (i) the plan administrator will make any adjustment to any outstanding stock option, SAR, restricted stock performance share or other stock award which it determines is equitably required to prevent dilution or enlargement of the rights of participants, and (ii) unless otherwise determined by the plan administrator in its discretion, any stock, securities, cash or other property distributed with respect to any shares of restricted stock held in escrow or for which such shares of restricted stock will be exchanged shall also be held by the Company in escrow and subject to the same restrictions as apply to the restricted stock. No adjustment or substitution will require the Company to issue or sell a fractional share of stock, and total adjustments or substitutions will be limited accordingly.

Awards not Transferable. Generally, awards under the Plan may not be sold, pledged, assigned, transferred or otherwise encumbered or disposed of other than by will or by laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order. After the death of the participant, the award may be transferred to the Company upon such terms and conditions, if any, as the plan administrator and the personal representative or other person entitled to exercise the award may agree, within the remaining exercise period. Options and SARs are exercisable during the lifetime of the participant only by the participant.

Tax Withholding. As a condition to the issuance or delivery of shares of our Common Stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any award, the Company has the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the plan administrator to disapprove of such use.

Summary of United States Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable; or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service (the “IRS”) no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Share, Restricted Unit and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a performance share, restricted stock unit or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 162(m) Limitation. In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer, the Chief Financial Officer or any of the next three most highest paid executive officers as listed in the proxy statement (each a “covered executive”) or, beginning in 2018, to any person who was a covered executive in 2017 or later. Prior to the enactment of the Tax Cuts and Jobs Act on December 22, 2017, an exception to this limitation was provided for “performance-based compensation” that satisfies certain conditions. In particular, the compensation must be paid solely on account of the attainment of one or more objective, pre-established performance goals, and three other requirements must be met:

•

the performance goals are determined within a specified time frame by a committee or subcommittee of the corporation’s board of directors consisting solely of two or more “outside directors” (within the meaning of Section 162(m));

•

the material terms of the remuneration, including the performance goals, are disclosed to the corporation’s shareholders and approved by a majority of the vote of such shareholders before such compensation is paid; and

•	the committee of outside directors certifies the attainment of the performance goals and satisfaction of other terms before such compensation is paid.

Following the enactment of the Tax Cuts and Jobs Act on December 22, 2017, the forgoing exemption for “performance-based compensation” under Section 162(m) was eliminated effective as of the beginning of our 2018 fiscal year (unless the compensation is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). For further discussion regarding Section 162(m) of the Code, see “Tax Deductibility of Compensation” in the Compensation Discussion and Analysis section on page 28 of this Proxy.

Amendment, Suspension or Termination

The Plan will continue in effect until its termination by the Board of Directors, provided, that no awards may be granted under the Plan following the tenth anniversary of the Plan’s effective date, May 14, 2024. The Board of Directors may amend, suspend or terminate the Plan at any time, provided that no amendment may be made without shareholder approval if either (i) the amendment would increase the number of shares issuable as incentive stock options, or change the class of persons eligible to receive incentive stock options under the Plan, or (ii) shareholder approval at the time of the amendment is required, either by the rules of any stock exchange on which our Common Stock is at the time listed, or for stock options, SARs and performance share awards granted under the Plan to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. No amendment, suspension or termination of the Plan may deprive any person of any rights previously granted under the Plan, without that person’s consent.

New Plan Benefits

It is within the discretion of the plan administrator to determine the recipients of awards, and as of the date of this Proxy Statement, the plan administrator has not determined future awards or who may receive them. Therefore, it is not possible at present to determine the amount or form of any award that will be available for future grant to any individual according to the Plan. For illustrative purposes, please refer to the “Grants of Plan-Based Awards Table” in this Proxy Statement to review equity awards made to our named executive officers in 2019.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2022, with respect to shares of our Common Stock that may be issued under the Plan and the Company’s 2019 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which are the Company’s only existing equity compensation plans under which grants can be made. Shareholders previously approved the Plan on May 14, 2014 and the amendments thereto on May 18, 2016, May 16, 2018, May 15, 2019 and May 13, 2020. Shareholders previously approved the Stock Purchase Plan on May 15, 2019.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding awards (a)	Weighted Average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by shareholders (1)	2,326,000	$11.38	618,000 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,326,000 (3)	$11.38	618,000 (2)

(1)	Includes the Stock Incentive Plan and the Stock Purchase Plan.
(2)

Available for future issuance as of December 31, 2022. This amount consists of 126,000 securities available for future issuance under the Plan and 492,000 securities available for issuance under the Stock Purchase Plan.

(3)

In addition to the outstanding stock options referenced in (a) above, 17,804 restricted shares have been issued pursuant to awards under the Plan, that remain unvested and outstanding as of December 31, 2022.

The following table lists each named executive officer, all current executive officers as a group (as determined under applicable SEC rules), all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received at least five percent of the options under the Plan, and all current employees of the Company (other than executive officers) as a group, indicating, as of December 31, 2022, the aggregate number of options, restricted shares and performance shares granted under the Plan to each of the foregoing since the inception of the Plan in 2008.

Name and Principal Position	Options granted under the Plan From Inception	Restricted Shares/Performance Shares granted under the Plan from Inception
Vivek Gupta, President and Chief Executive Officer	994,000	—
John J. Cronin, Jr., Chief Financial Officer and Corporate Secretary	555,000	185,438
Ganeshan Venkateshwaran, Former Chief Executive Officer - Mastech InfoTrellis (1)	—	—
Michael Fleishman, Chief Executive Officer- Mastech InfoTrellis (2)	300,000	—
All Current Executive Officers as a Group (3 persons)	1,849,000	185,438
All Current Directors (other than Executive Officers) as a Group (6 persons)	131,250	130,832
Associates of Named Executive Officers, Directors and Director Nominees	—	—
All Current Employees (other than Executive Officers) as a Group (24 persons)	1,053,780	95,452

(1)

Mr. Venkateshwaran’s employment with the Company ended when he resigned as the Chief Executive Officer of Mastech InfoTrellis, Inc., the Company subsidiary that operates its Data & Analytics Services segment (“Mastech InfoTrellis”), effective November 1, 2022. As a result of his resignation, Mr. Venkateshwaran forfeited the 400,000 time-based options granted under the Plan in March 2022.

(2)	Mr. Fleishman became the Chief Executive Officer of Mastech InfoTrellis on November 14, 2022.

VOTES REQUIRED

Approval of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the increase in the number of shares of Common Stock that may be issued pursuant to the Plan by 500,000 shares, to a total of 5,400,000 shares.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

GENERAL

Following the 2019 Annual Meeting of Shareholders, our Board of Directors determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held every year until the next time shareholders are required to cast an advisory vote on the frequency of the say-on-pay vote. Accordingly, we are asking our shareholders to cast an advisory vote on named executive officer compensation at this 2023 Annual Meeting of Shareholders, as presented in the Compensation Discussion and Analysis section beginning on page 21 and the compensation tables and associated narrative disclosures beginning on page 29.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing shareholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

Please read the Compensation Discussion and Analysis section of this proxy statement as well as the compensation tables and narratives for a more detailed discussion of our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTES REQUIRED

Approval of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

BOARD COMMITTEES AND MEETINGS

During 2022, the Board of Directors met seven (7) times. All Board members attended all Board of Directors meetings held in 2022 (other than Mr. Rak, who attended all Board of Directors held in 2022 after his appointment on April 1, 2022). The Board of Directors has adopted a policy under which each director is encouraged, but not required, to attend each Annual Meeting of Shareholders. In 2022, all of our directors attended our Annual Meeting of Shareholders by telephone.

The Board of Directors has determined that all current directors, other than Messrs. Wadhwani, Trivedi and Gupta, are independent under both the independence criteria for directors established by NYSE American and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.mastechdigital.com/corporate-governance under Investors.

The Company has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at http://www.mastechdigital.com/corporate-governance under Investors.

Audit Committee

The Board has an Audit Committee currently consisting of Mr. Watzinger, Ms. Galilee, Mr. Rak and Mr. Ausura, who is the chair of the Committee. All members of this Committee are “independent directors” under the criteria adopted by the Board of Directors and under applicable NYSE American listing standards. The Board of Directors has determined that Mr. Ausura is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission (“SEC”). The Audit Committee’s duties include reviewing the Company’s financial statements as well as earnings press releases and related information, prior to filing or release, selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the Committee’s activities to the full Board. The Audit Committee met five (5) times during 2022. All committee members attended all meetings held in 2022 (other than Mr. Rak, who attended all Audit Committee meetings held in 2022 after his appointment on April 1, 2022).

Compensation Committee

The Board has a Compensation Committee, currently consisting of Mr. Watzinger, Mr. Ausura, Mr. Rak and Ms. Galilee, who is the chair of the Committee. Each member of this Committee is an “independent director” under applicable NYSE American listing standards, an “outside director” as defined in section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans, approving public disclosure on compensation matters, and making recommendations to the full Board on these and other compensation matters. The Compensation Committee met five (5) times in 2022. All committee members attended all meetings held in 2022 (other than Mr. Rak, who attended all Compensation Committee meetings held in 2022 after his appointment on April 1, 2022).

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Mr. Ausura, Ms. Galilee, Mr. Rak and Mr. Watzinger, who is the chair of the Committee. Each member of this Committee is an “independent director” under the criteria adopted by the Board of Directors and under the applicable NYSE

American listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board candidates for election to the Board of Directors and for overseeing and making recommendations to the Board on all corporate governance matters.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications in writing to John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108. The Company’s Articles address the proper submission of a person to be nominated and set forth the proper form for a notice of nomination. Please refer to the “2024 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this Proxy Statement for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Nominating and Corporate Governance Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines in the same manner as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skills, needs, diversity, personal characteristics and business experience, as set forth in the Nominating and Corporate Governance Charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that Board members represent diverse backgrounds. The Nominating and Corporate Governance Committee met two (2) times in 2022. All committee members attended all meetings held in 2022 (other than Mr. Rak, who attended all Nominating and Corporate Governance Committee meetings held in 2022 after his appointment on April 1, 2022).

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at http://www.mastechdigital.com/corporate-governance under Investors. This website also includes the Company’s Code of Business Conduct & Ethics and Finance Code of Professional Conduct, which were adopted by the Board of Directors. The Code of Business Conduct and Ethics is the Company’s code-of-ethics document for all employees and also applies to all directors with regard to their Company-related activities. The Finance Code of Professional Conduct is intended to be the Company’s written code-of-ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth under Item 406 of Regulation S-K of the Exchange Act.

Anti-Hedging and Insider Trading Policy

Our directors, officers and employees are required to comply with our Insider Trading Policy and are prohibited from engaging in short sales of Company securities. The Company prohibits hedging activity at the Company level, with the exception of cash flow hedges related to foreign currencies and interest rates. These two permissible hedges require strong justification from management and approval by the Company’s Board of Directors before any such transactions can be executed.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice which best serves the Company’s needs at any particular time. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Gupta serving as the President and Chief Executive Officer, is appropriate given each of their respective past business experience.

The Role of the Board in Risk Oversight

In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibilities to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. The Company’s management regularly evaluates these controls, and the Chief Financial Officer periodically reports to the Audit Committee regarding their design and effectiveness. The Compensation Committee is responsible for matters involving the compensation of non-employee directors and executive officers of the Company and the Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to mhhsecretary@mastechdigital.com, or by fax to 412-291-3350, or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of those correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2023 for: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each of our current directors; and (iv) all directors and executive officers of the Company as a group. As of March 31, 2023, there were 11,640,502 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable. Information with respect to beneficial ownership by 5% shareholders has been based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
Sunil Wadhwani (2)	1,557,312	13.4%
Ashok Trivedi (3)	3,407,314	29.3%
Manoj Singh, as the sole member of the Trust Protection Committee of the Sunil Wadhwani 2020 Exempt Family Trust (4)	1,850,000	15.9%
Steven A. Shaw (5)	1,319,400	11.3%
John Ausura	103,097	*
Brenda Galilee	43,672	*
Gerhard Watzinger Vladimir Rak	36,348 2,675	* *
Vivek Gupta (6)	531,000	4.4%
John J. Cronin, Jr. (7)	220,063	1.9%
Ganeshan Venkateshwaran (8)	—	*
Michael Fleishman (9)	—	*
All directors and executive officers as a group of 10 persons	5,901,481	47.6%

*	Less than 1%.
(1)

Unless otherwise indicated, the address for each director and executive officer is c/o Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania 15108. The number of shares beneficially owned by each person as of March 31, 2023, includes shares of Common Stock that such person or group has the right to acquire within 60 days of March 31, 2023, upon the exercise of stock options or vesting of restricted shares. For each individual included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 11,640,502 shares of Common Stock outstanding on March 31, 2023, plus the shares of Common Stock that such person or group has the right to acquire within 60 days of March 31, 2023.

(2)

Includes: (i) 857,144 shares held by a revocable trust of Mr. Wadhwani; (ii) 86,664 shares held by two family trusts over which Mr. Wadhwani has investment and voting power; and (iii) 303,332 shares owned by a family limited partnership for which Mr. Wadhwani is a majority-in-interest general partner.

(3)	Includes: (i) 857,144 shares held by a revocable trust of Mr. Trivedi; and (ii) 355,414 shares held by a family trust over which, Mr. Trivedi, as co-trustee, has shared investment and voting power.
(4)

Based on the information contained in Schedule 13G/A filed with the SEC on February 8, 2023. According to the Schedule 13G/A, the business address of Manoj Singh is Putnam Investments, 1 Post Office Square, Boston, MA 02109.

(5)

Based solely on the information contained in Schedule 13G/A filed with the SEC on January 21, 2021. Includes 9,300 shares held in a trust for Mr. Shaw’s sister for which Mr. Shaw is sole trustee. According to the Schedule 13G/A, the business address of Mr. Shaw is 503 13th Avenue East, #205, Seattle, WA 98102.

(6)	Includes 531,000 shares that may be acquired by Mr. Gupta pursuant to the exercise of options.
(7)	Includes 220,063 shares that may be acquired by Mr. Cronin pursuant to the exercise of options.
(8)

Mr. Venkateshwaran resigned as the Chief Executive Officer of Mastech InfoTrellis effective November 1, 2022. As a result of his resignation, Mr. Venkateshwaran forfeited the 400,000 time-based stock options he received in March 2022.

(9)	Mr. Fleishman became the Chief Executive Officer of Mastech InfoTrellis on November 14, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC and NYSE American. Directors, officers and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2022 all section 16(a) reports were timely filed, with the exception of: (i) one Form 4 which was filed late by each Mr. Ausura, Mr. Watzinger and Ms. Galilee in connection with their restricted stock grant dated January 30, 2022, and (ii) one Form 4 which was filed late by Mr. Rak in connection with his restricted stock grant dated April 1, 2022, one Form 4 which was filed late by Mr. Venkateshwaran in connection with an employee stock option grant on March 28, 2022, and one Form 4 which was filed late by Mr. Fleishman in connection with an employee stock option grant on November 14, 2022, which late filings were the result of a delay in obtaining EDGAR filer codes from these individuals following their appointment to their respective roles with the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 17, 2020, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with Ashok Trivedi, in his individual capacity and as trustee of the Ashok K. Trivedi Revocable Trust (the “Trivedi Trust”), Sunil Wadhwani, in his individual capacity and as trustee of The Revocable Declaration of Trust of Sunil Wadhwani (together with the Trivedi Trust, the “Founder Trusts”), and certain affiliates (the “Founder Affiliates”) of Messrs. Trivedi and Wadhwani (collectively, the “Holders”). Pursuant to the terms of the A&R Registration Rights Agreement, the Company is required, upon receipt of a written request from a Holder (a “Demand Request”), to use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days of receipt of a Demand Request to register the resale of the registrable securities requested to be registered by the requesting Holders and to use commercially reasonable efforts to have such registration statement declared effective within 90 days after it is filed with the SEC. The A&R Registration Rights Agreement also provides the Holders certain piggy-back registration rights for the registrable securities they hold in the event the Company proposes to file certain registration statements with the SEC. The A&R Registration Rights Agreement further provides that in the event a Holder desires to offer and/or sell registrable securities on a block trade or underwritten basis without substantial marketing efforts prior to pricing (a “Block Trade”), the Company will use its reasonable best efforts to facilitate such Block Trade.

During 2022 and 2021, we purchased cybersecurity software licenses from CrowdStrike, Inc. for a cost of $98,000 annually. During 2022, we entered into a three-year IT security training program with KnowBe4, Inc. for a cost of $14,000 per year. Mr. Watzinger is a Board member of both Crowdstrike, Inc. and KnowBe4, Inc. Both purchases were completed as arm’s length transactions.

EXECUTIVE OFFICERS

In addition to Mr. Gupta, whose positions and background are discussed under “Business Experience of Directors”, the following persons are executive officers of the Company as of the date of this Proxy Statement.

John J. Cronin, Jr., age 70, has served as Chief Financial Officer and Corporate Secretary of the Company since September 2008. Mr. Cronin functioned as Mastech Digital Technologies, Inc.’s Chief Financial Officer since 2002. From 1998 to 2002, Mr. Cronin held several senior corporate positions within iGATE. Prior to joining iGATE in August 1998, Mr. Cronin was the Chief Financial Officer at Industrial Ceramics, Inc. since February 1993. Mr. Cronin has an M.B.A. degree from the University of Pittsburgh and holds C.P.A. and C.M.A certifications.

Michael Fleishman, age 50, has served as Chief Executive Officer of Mastech Infotrellis since November 2022. Prior to joining Mastech Infotrellis, Mr. Fleishman ran Digital Transformation for Capital Markets North America at Cognizant from January 2021 to November 2022. From January 2016 to January 2021, Mr. Fleishman was the Chief Customer Officer for Ignite Technologies. From February 2014 to January 2016, Mr. Fleishman was the Global Vice-President of Cyber-security Sales for Unisys Corporation. From 2012 to 2014, Mr. Fleishman was Vice President of North America Diversified Sales for Virtusa Corporation. From 2010 to 2012, Mr. Fleishman was General Manager North America for Cyient. From 1997 to 2010, Mr. Fleishman held multiple sales leadership positions with International Business Machines Corporation. Mr. Fleishman has a B.S. Aerospace Engineering degree from Boston University and a M.S. Management & Technology degree from Rensselaer Polytechnic Institute.

There are no family relationships between or among any of the Company’s Directors or executive officers. The Company’s executive officers serve at the discretion of the Board and pursuant to the terms of their respective employment agreements.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers for fiscal 2022 and the report of the Compensation Committee of the Board of Directors, which immediately follows below.

Compensation Committee Roles and Responsibilities

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, as described herein. The Compensation Committee is also responsible for periodically reviewing management development plans, approving public disclosure on compensation matters, making recommendations to the full Board on these and other compensation matters, and administering the Company’s Stock Incentive Plan, as amended (the “Plan”).

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors and functions in accordance with the provisions of the Compensation Committee Charter, which is available on the Company’s website at http://www.mastechdigital.com, under Investors.

The Compensation Committee has established a framework and compensation philosophy, pursuant to which decisions are made involving the compensation of all executive officers of the Company. This framework ensures that the total compensation paid to such executive officers is fair, reasonable and competitive in the judgment of the Compensation Committee. The Compensation Committee reviews, establishes, and approves all elements of compensation paid to the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the Chief Executive Officer of the Data & Analytics business (“D&A CEO”). The Compensation Committee has delegated authority to the CEO and the D&A CEO to make determinations of appropriate salary and bonus amounts to other Company executives, provided such amounts conform to the framework established by the Compensation Committee. No other executive officers have a role in making executive officer compensation determinations.

Named Executive Officers

The Company’s named executive officers for the 2022 fiscal year consisted of Messrs. Gupta, Cronin, Venkateshwaran and Fleishman. Mr. Venkateshwaran resigned from his employment with the Company effective November 1, 2022.

Compensation Philosophy for Named Executive Officers

The Compensation Committee has adopted a compensation philosophy with respect to the named executive officers that supports the Company’s belief that a strong executive management team, comprised of talented individuals in key positions, is critical to the development and growth of our business and to the creation of shareholder value. Accordingly, our executive officer compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the markets and industries in which we compete for talent. A core objective guiding our executive officer compensation program is to emphasize pay-for-performance by linking compensation levels to shareholder value creation. Thus, we provide incentives to advance the interest of shareholders by targeting key financial and operational objectives for our named executive officers and deliver levels of compensation that are commensurate with the achievement of such performance measurements. Additionally, we provide long-term equity incentive awards to mitigate short-term risk-taking by our executives at the expense of long-term shareholder value. Our goals are:

•	to support our business strategy and financial plan by clearly communicating our goals and objectives to executives and by rewarding achievement;

•	to create a strong performance alignment with shareholders’ interests; and

•	to attract and retain highly qualified executive talent.

The Compensation Committee has established a compensation structure to achieve these goals through a combination of three key compensation elements:

•	a base salary;

•	an annual performance-based cash bonus; and

•	grants of equity-based compensation, such as stock options and/or other stock awards, which may be subject to time-based and/or performance-based vesting requirements.

The Compensation Committee believes that this three-prong approach best serves the interests of our shareholders and safeguards against excessive risk-taking by our executives. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executives are compensated in a manner that advances both the short and long-term interests of our shareholders. Under this program design, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely the annual performance-based cash bonus and the value of stock options and/or stock awards.

Opportunities for excessive risk-taking by our executive officers, for short-term financial gain, are limited by the nature of our business. The element of compensation most exposed to self-serving actions by our executive officers is the annual performance-based cash bonus. In establishing specific performance criteria for the Company’s executive officers, consideration is given to “trade-off” criteria which would mitigate self-serving actions by any individual executive. Additionally, organizational interaction and formal approval processes make it difficult for self-serving actions to be undertaken by any individual executive. While there is always the opportunity in every organization to manage for the short-term, the Compensation Committee believes that the equity-based component of compensation is a strong deterrent of such action. Based on its annual risk-related review, including the above program structure considerations, the combination of long and short-term programs, and possible compensation-based risks and means by which such risks may be mitigated, including through the operation of internal control structure and oversight, the Compensation Committee has determined that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Key Elements of and Factors Affecting Compensation

As discussed above, the three key elements of named executive officer compensation are: (a) base salary; (b) annual performance-based cash bonus; and (c) equity compensation. While each of these elements is discussed separately below, the Compensation Committee does consider and reviews the full compensation package afforded by the Company to its named executive officers. The Compensation Committee also reviews all executive employment contracts and the annual performance-based goals and objectives of our named executive officers.

Compensation Benchmarking

In the professional services industry, industry peers have operational attributes that are very different from Mastech Digital, which makes it challenging to engage in compensation benchmarking. The Company does look to various third-party reports and projections regarding the staffing industry, such as Staffing Industry Analysts (“SIA”), for general reference in establishing the Company’s annual financial and operational objectives, but generally does not use any specific “benchmark” in making compensation decisions.

In 2021, the Compensation Committee engaged Veritas Executive Compensation Consultants, LLC on a limited basis to help with an internal review of executive compensation to ensure that existing total compensation levels, and the delivery of such, were appropriate and competitive in today’s marketplace. The conclusion of this review suggested that executive cash compensation was in the appropriate range of the benchmark averages. With respect to equity compensation, the Compensation Committee is working on an equity structure that strengthens our ability to attract and retain key talent and at the same time aligns compensation over a multi-year period directly tied with the interests of our shareholders, which is the creation of long-term shareholder value. No formal executive compensation benchmarking was done in 2022.

Prior to 2021, the Compensation Committee completed an annual informal analysis on the competitive marketplace with respect to the Company’s CEO, CFO and D&A CEO. In addition to evaluating peer group compensation data, the Committee considered the performance of these individuals and their additional levels of responsibilities in light of our recent acquisitions. These informal valuations are approved by the full Board and are factored into the Compensation Committee’s annual compensation changes with respect to our named executive officers.

Base Salaries for Named Executive Officers

The Company provides its named executive officers with a base salary to provide them with a minimum guaranteed compensation level for their services. The CEO, CFO and D&A CEO’s base salary is determined by the Compensation Committee by evaluating the responsibilities of the position held, the individual’s experience and, to the extent possible, the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to comparable officers at peer group companies with similar qualifications, experience and responsibilities.

In setting base salaries for the CEO, CFO and the D&A CEO, the Compensation Committee gives consideration to the following:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions at comparable companies;

•	the expertise, experience and effectiveness of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendation of our CEO with respect to the compensation of the CFO and the D&A CEO.

The Compensation Committee has delegated the authority to the CEO and the D&A CEO to make determinations on appropriate base salaries for executive officers of the Company other than the CEO, CFO and the D&A CEO provided the amounts are within the framework and philosophy set forth by the Compensation Committee, discussed above.

Annual Bonuses for Named Executive Officers

In addition to a base salary, each named executive officer is eligible for an annual performance-based cash bonus. The Company has chosen to include annual performance-based cash bonuses as a material element in its compensation program. This bonus component is designed to motivate individual and team performance in attaining the current year’s financial plan and business objectives. The Compensation Committee makes final determinations of annual performance-based bonuses for the CEO, CFO and the D&A CEO.

In 2022, annual performance-based cash bonuses earned by the Company’s named executive officers were as follows: Mr. Gupta earned $76,563 or 31% of his “at goal” bonus amount. Mr. Cronin earned $79,999 or 50% of his “at goal” bonus amount. Mr. Venkateshwaran was paid a six-month guaranteed bonus of $225,000 or 86% of his “at goal” bonus amount prorated for his seven-month tenure with the Company, despite not achieving any of his financial objectives. Mr. Fleishman was paid $37,500 in 2022 for his 1 1⁄2 months of employment with the Company, which is equivalent to 100% of his “at goal” bonus amount prorated for his tenure with the Company during 2022. The specific performance objectives, achievement of actual results and the corresponding bonus payout applicable to each objective for our named executive officers are listed below:

	“At Goal” Bonus	Performance Objective	Actual Results	Bonus Payout
Vivek Gupta
Offshore staffing year-end 2022 run-rate revenues	$81,666	$10.0 million	$5.4 million	$—
Consolidated revenues	81,667	$244.9 million	$242.2 million	76,563
Consolidated non-GAAP diluted EPS	81,667	$1.48	$1.13	—

	$245,000			$76,563

John J. Cronin, Jr.
Consolidated revenues	$53,334	$244.9 million	$242.2 million	$50,000
Consolidated gross profit $’s	53,333	$67.9 million	$63.2 million	29,999
Consolidated non-GAAP diluted EPS	53,333	$1.48	$1.13	—

	$160,000			$79,999

Ganeshan Venkateshwaran (1)
Data & Analytics segment organic revenues	$150,000	$48.0 million	$40.6 million	$—
Data & Analytics segment gross margin percentage	150,000	50.0%	41.5%	—
Data & Analytics segment organic non-GAAP EBITDA	150,000	$9.8 million	$4.3 million	—
Guaranteed bonus payment	—			225,000

	$450,000			$225,000

Michael Fleishman (2)

Guaranteed bonus payment	$37,500			$37,500

(1)

Mr. Venkateshwaran joined the Company as the Mastech InfoTrellis Chief Executive Officer on March 28, 2022. His employment with the Company ended when he resigned from this position effective November 1, 2022. Per Mr. Venkateshwaran’s employment agreement (as amended) with Mastech InfoTrellis, he was entitled to a six-month guaranteed bonus for the 2022 fiscal year.

(2)	Mr. Fleishman joined the Company as the Mastech InfoTrellis Chief Executive Officer on November 14, 2022. Mr. Fleishman was paid a guaranteed bonus in 2022 of $37,500.

2022 Base Salary and Bonus Opportunity Increases for Named Executive Officers:

During 2022, our named executive officers received base salary and/or performance-based bonus opportunity increases as detailed below:

•	Mr. Gupta’s base annual salary increased effective April 1, 2022 by $45,000 to $585,000 and his full year 2022 performance-based bonus (“at goal” target amount) increased by $35,000 to $245,000.

•	Mr. Cronin’s base annual salary increased effective April 1, 2022 by $46,000 to $450,000 and his full year 2022 performance-based bonus (“at goal” target amount) was increased by $3,000 to $160,000.

•

Mr. Venkateshwaran and Mr. Fleishman’s base annual salary and 2022 performance-bonus (“at goal” target amount) were not changed from their compensation at their respective hire dates. On his hire date, Mr. Venkateshwaran’s base annual salary was $550,000 per year and his annual performance-based bonus (“at goal” target amount) was $450,000. On his hire date, Mr. Fleishman’s base annual salary was $550,000 per year and his annual performance-based bonus (“at goal” target amount) was $300,000.

In determining these compensation adjustments, the Compensation Committee considered its informal analysis on the competitive marketplace as further described under the caption “compensation benchmarking”.

Stock Incentive Plan and Awards to Named Executive Officers

The Company’s long-term incentives are in the form of equity awards, such as stock options, stock appreciation rights, restricted or unrestricted stock awards and restricted stock unit “performance share” award grants, in accordance with the Plan. The objective of this compensation element is to align compensation over a multi-year period directly with the interests of our shareholders, by motivating and rewarding actions that create long-term shareholder value. The Committee believes that this compensation component also provides a strong deterrent from excessive risk-taking to achieve short-term financial rewards.

In determining the size and types of awards to be granted, the Compensation Committee considers an evaluation of competitive factors, including general reference to industry practices, in conjunction with total compensation provided to the named executive officers, the recommendations of the CEO and the D&A CEO (except with respect to themselves), as well as both Company and individual performance levels and the patterns and impact of prior awards.

During 2022, the Company issued the following stock options grants to its named executive officers:

•

Mr. Venkateshwaran received 400,000 time-based stock options in March 2022. These stock options were to vest equally on an annual basis over a four-year period beginning on the first anniversary of the March 28, 2022 grant date. Upon the occurrence of a change in control (as defined in the Plan), all outstanding shares would immediately vest and become fully payable. In accordance with the terms of the applicable stock option agreements, these options were forfeited as a result of Mr. Venkateshwaran’s resignation in November 2022.

•

Mr. Gupta received 150,000 time-based stock options in November 2022. These stock options vest equally on an annual basis over a three-year period beginning on the second anniversary of the November 14, 2022 grant date. Upon the occurrence of a change in control (as defined in the Plan), all outstanding shares would immediately vest and become fully payable.

•

Mr. Cronin received 100,000 time-based stock options in November 2022. These stock options vest equally on an annual basis over a three-year period beginning on the second anniversary of the November 14, 2022 grant date. Upon the occurrence of a change in control (as defined in the Plan), all outstanding shares would immediately vest and become fully payable.

•

Mr. Fleishman received 300,000 time-based stock options in November 2022. These stock options vest equally on an annual basis over a three-year period beginning on the first anniversary of the November 14, 2022 grant date. Upon the occurrence of a change in control (as defined in the Plan), all outstanding shares would immediately vest and become fully payable.

Further details of the Company’s equity awards are set forth in the table entitled “Grants of Plan-Based Awards”.

Employment Agreements

Detailed below are the terms and conditions of the employment agreements currently in place for our Named Executive Officers.

Mr. Gupta, Mastech Digital Technologies, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2019 and further amended on March 20, 2020, March 10, 2021, March 9, 2022 and March 15, 2023, which provides for an annual base salary of $585,000 and an annual performance-based bonus with an “at goal” target amount of $282,000 for fiscal year 2023. Mr. Gupta is also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including participation in the Plan. Mr. Gupta’s agreement provides that he is entitled to severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause or Mr. Gupta’s termination for “good reason”. In the event of termination by the Company other than for cause or Mr. Gupta’s termination for “good reason” within one year following a “change of control”, Mr. Gupta is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to two (2) times the sum of (A) average annual base salary for the previous three years (including the year of termination); and (B) average annual performance-based bonus received for the previous three years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Gupta is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Cronin, Mastech Digital Technologies, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2019 and further amended on March 20, 2020, March 10, 2021, March 9, 2022 and March 15, 2023, which provides for an annual base salary of $450,000 and an annual performance-based bonus with an “at goal” target amount of $184,000 for fiscal year 2023. Mr. Cronin is also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including participation in the Plan. Mr. Cronin’s agreement provides for a one-year severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause. In the event of termination by the Company other than for cause or Mr. Cronin’s termination for “good reason” within one year following a “change of control”, Mr. Cronin is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to two (2) times the sum of (A) average annual base salary for the previous three years (including the year of termination); and (B) average annual performance-based bonus received for the previous three years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Cronin is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Fleishman, Mastech InfoTrellis and Mastech Digital Data, Inc. are parties to an employment agreement dated as of October 26, 2022, which provides for an annual base salary of $550,000 and an annual performance-based bonus with an “at goal” target amount of $300,000. Mr. Fleishman is also eligible for such other benefit programs that the Company and Mastech InfoTrellis may introduce from time to time, including participation in the Plan. Under Mr. Fleishman’s agreement, Mr. Fleishman received a grant of 300,000 time-based stock options issued on his hire date of November 14, 2022 and a $250,000 signing bonus. Further,

Mr. Fleishman’s agreement provides for a one-year severance in an amount equal to 12 months base salary and a portion of his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause, with 50% of such bonus being paid out if termination occurs before Mr. Fleishman completes 12-months of employment and 100% of such bonus being paid out if termination occurs after Mr. Fleishman completes 12-months of employment. In the event of termination by the Company other than for cause or Mr. Fleishman’s termination for “good reason” within one year following a “change of control”, Mr. Fleishman is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to two (2) times the sum of (A) average annual base salary for the previous three years (including the year of termination); and (B) average annual performance-based bonus received for the previous three years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Fleishman is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Venkateshwaran and Mastech InfoTrellis were parties to an employment agreement effective March 28, 2022 and amended on November 1, 2022, which provided Mr. Venkateshwaran an annual base salary of $550,000, effective on his March 28, 2022 hire date. At the time of his March 28, 2022 hire date, Mr. Venkateshwaran had an annual performance-based bonus with an “at goal” target amount of $450,000. Under the terms of Mr. Venkateshwaran’s amended agreement, he was entitled to severance in the event that he was terminated “without cause” or he resigned for “good reason”. In connection with his resignation on and effective November 1, 2022, Mr. Venkateshwaran is entitled to receive a severance payment equal to $700,000 (the “Amended Severance Payment”), with $550,000 of the Amended Severance Payment paid out over a twelve (12) month period and the remaining $150,000 paid out in a lump sum, in each case in accordance with the Company’s normal payroll practices. The Company’s obligation to pay the Amended Severance Payment has not become due since it remains subject to Mr. Venkateshwaran’s execution of a Release (as such term is defined in his amended employment agreement).

Change of Control/Severance Benefits

In addition to the Change of Control/Severance benefits discussed in the “Employment Agreements” section above, outstanding stock options or other equity awards issued pursuant to the Plan, held by the named executive officers, may under certain circumstances vest upon a “Change of Control” of the Company.

The estimated payments to be made by the Company to the named executive officers in the event of a termination as of December 31, 2022, including the continued vesting of equity grants, post termination, are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 36 of this Proxy Statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($20,500 for 2022, subject to a $6,500 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers.

Consideration of Say-On-Pay Advisory Vote

At our 2022 annual meeting of shareholders, approximately 99.75% of our shareholders who voted on the “say-on-pay” advisory proposal approved the compensation we pay to our named executive officers. The

Compensation Committee considered the result of this vote in determining the Company’s compensation policies and decisions and believes that the nearly unanimous shareholder vote strongly supports our current compensation philosophy. Therefore, we have not modified our general compensation practices or philosophy in any manner as a result of the 2022 shareholder advisory vote.

Tax Deductibility of Compensation

Prior to the enactment of the Tax Cuts and Jobs Act on December 22, 2017, Section 162(m) of the Code generally provided that the Company could not deduct, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to its chief executive officer and the other three most highly compensated named executive officers employed at the end of the year (each a “covered executive”) (other than its chief financial officer) except to the extent such excess constituted performance-based compensation. In the course of structuring its compensation policies, the Compensation Committee considers ways to maintain the tax deductibility of executive officer compensation; however, the Compensation Committee retains the discretion to compensate executives in a manner that it deems best suited to our compensation objectives and philosophy.

In general, the Compensation Committee’s previous standard policy was to structure compensation arrangements in a manner that would avoid the deduction limitations of Section 162(m), except where it determined that exceeding these limitations was in the best interests of the Company and its shareholders. The Plan has been structured with the intention that stock options and, generally, performance-based awards granted under the Plan qualify as “performance-based compensation,” which compensation was, prior to the enactment of the Tax Cuts sand Jobs Act, generally exempt from the limitations on deduction.

The Tax Cuts and Job Act, which was signed into law on December 22, 2017, eliminates the exemption for “performance-based compensation” under Section 162(m) with respect to taxable years beginning after December 31, 2017 and also expands the Section 162(m) limitation to include the Chief Financial Officer and any person who was a covered executive in 2017 or later. By eliminating the “performance-based compensation” exception, effective as of January 1, 2018, we are no longer be able to structure executive compensation paid to certain executive officers in excess of $1,000,000 as “performance-based compensation” under Section 162(m) to preserve the deductibility of that compensation (unless the compensation is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). Rather, beginning January 1, 2018, compensation paid to certain executive officers in excess of $1,000,000 is generally not deductible unless such compensation is pursuant to an award established in a binding contract in effect on November 2, 2017 and not materially modified after such date.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, and under the Exchange Act that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussion, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Compensation Committee

Brenda Galilee, Chair

John Ausura

Gerhard Watzinger

Vladimir Rak

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who served as named executive officers of the Company during the three fiscal years ended December 31, 2022 (collectively the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total Compensation ($)
Vivek Gupta	2022	$590,592	$1,095,780	$76,563	—		$1,762,935
President and Chief Executive Officer	2021	548,627	—	590,625	—		1,139,252
	2020	456,667	1,590,000	240,000	—		2,286,667
John J. Cronin, Jr.	2022	$451,702	$730,520	$79,999	—		$1,262,221
Chief Financial Officer and Corporate Secretary	2021	404,440	—	157,000	—		561,440
	2020	335,000	636,000	170,000	—		1,141,000
Ganeshan Venkateshwaran	2022	$348,840	$3,688,360	$225,000	—	(5)	$4,262,200
Former Chief Executive Officer- Mastech InfoTrellis (3) (5)
Michael Fleishman.	2022	$54,603	$2,025,960	$37,500	$250,000		$2,368,063
Chief Executive Officer - Mastech InfoTrellis (4)

(1)

These columns represent the aggregate grant date fair value of awards, computed in accordance with Accounting Standards Codification Topic 718. The assumptions made when calculating fair value for these awards are found in Note 11 “Stock-Based Compensation” to the Consolidated Financial Statements of Mastech Digital, Inc. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 27, 2023. For additional details concerning the terms of these awards, please see the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End” tables below.

(2)

In accordance with the rules of the SEC, any other compensation in the form of perquisites and other personal benefits has been omitted as the total value of all perquisites and other personal benefits provided to each named executive officer constituted less than $10,000.

(3)	Mr. Venkateshwaran’s employment with the Company ended when he resigned as the Chief Executive Officer of Mastech InfoTrellis, effective November 1, 2022.
(4)	Mr. Fleishman became the Chief Executive Officer of Mastech InfoTrellis on November 14, 2022.
(5)

In connection with his resignation on and effective November 1, 2022, Mr. Venkateshwaran is entitled to receive a severance payment equal to $700,000 (the “Amended Severance Payment”), with $550,000 of the Amended Severance Payment paid out over a twelve (12) month period and the remaining $150,000 paid out in a lump sum, in each case in accordance with the Company’s normal payroll practices. The Company’s obligation to pay the Amended Severance Payment has not become due since it remains subject to Mr. Venkateshwaran’s execution of a Release (as such term is defined in his amended employment agreement).

GRANTS OF PLAN-BASED AWARDS

The following table sets forth all equity grants to our named executive officers for the fiscal year ended December 31, 2022:

Name	Grant Date	Stock Option Awards: Number of Securities of Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Price of Grant Date ($/sh)	Grant Date Fair Value of Stock Option Awards
Ganeshan Venkateshwaran	03/28/2022	400,000	$18.41	$18.41	$3,688,360
Vivek Gupta	11/14/2022	150,000	$14.30	$14.30	$1,095,780
John J. Cronin, Jr.	11/14/2022	100,000	$14.30	$14.30	$730,520
Michael Fleishman	11/14/2022	300,000	$14.30	$14.30	$2,025,960

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of underlying securities, exercise price and expiration dates of stock options, and restricted shares that have not yet vested, held by our named executive officers as of December 31, 2022.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable) (1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (2)	Option Exercise Price ($)	Option Expiration Date
Vivek Gupta (3)	300,000	—	$3.63	03/01/2026
	50,000	40,000	$6.79	01/16/2029
	84,000	166,000	$15.49	02/11/2030
	—	150,000	$14.30	11/14/2032
John J. Cronin, Jr. (4).	20,062	—	$3.20	07/26/2026
	70,000	20,000	$7.46	03/21/2028
	20,000	30,000	$6.79	01/16/2029
	50,000	50,000	$15.49	02/11/2030
	—	100,000	$14.30	11/14/2032
Michael Fleishman (5)	—	300,000	$14.30	11/14/2032
Ganeshan Venkateshwaran (6)	—	—	—	—

(1)	All outstanding options in this column have been fully earned and are fully exercisable.
(2)	All outstanding options in this column are not yet vested and not exercisable as of December 31, 2022.
(3)

Mr. Gupta’s equity grants vest as follows: the January 16, 2019 stock options vest in the amount of 20,000 shares on January 16, 2023 and 2024. Of the January 16, 2019 grants, 20,000 shares of such options are earned based on the annual achievements of certain financial objectives; the February 11, 2020 stock options vest in the amount of 83,000 shares on February 16, 2023 and 83,000 shares on February 11, 2024; and the November 14, 2022 stock options vest in the amount of 50,000 shares on November 14, 2024, 2025 and 2026.

(4)

Mr. Cronin’s equity grants vest as follows: the March 21, 2018 stock options vest equally in the amount of 20,000 shares on March 21,2023; the January 16, 2019 stock options vest as follows: 15,000 on January 16, 2023 and 2024; the February 11, 2020 stock options vest equally in the amount of 25,000 shares on February 16, 2023 and 2024; and the November 14, 2022 stock options vest in the amount of 33,333 shares on November 14, 2024 and 2025 and 33,334 shares on November 14, 2026.

(5)	Mr. Fleishman’s equity grants vest as follows: the November 14, 2022 stock options vest in the amount of 100,000 shares on November 14, 2023, 2024 and 2025.
(6)	Mr. Venkateshwaran’s equity grants, which were unvested on his November 1, 2022 resignation date, were forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of stock options during 2022 for each named executive officer:

STOCK OPTIONS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Vivek Gupta	—	$—
John J. Cronin, Jr.	—	$—
Ganeshan Venkateshwaran	—	$—
Michael Fleishman	—	$—

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for each of the last two completed calendar years. In determining the “compensation actually paid” to the Company’s named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021 and 2022 calendar years. Note that for the NEOs other than our Chief Executive Officer (the “CEO”), compensation is reported as an average.

The information disclosed below has been prepared in accordance with Item 402(v) of Regulation S-K of the Exchange Act and does not necessarily reflect value actually realized by the NEOs or how the Company’s Compensation Committee makes decisions regarding the compensation of the Company’s NEOs. For further information concerning the Company’s philosophy and objectives regarding the compensation of the NEOs, see the section captioned “Compensation Discussion and Analysis” on page 21.

The following table sets forth information concerning the compensation of the NEOs for each of the fiscal years ended December 31, 2022 and 2021, and the Company’s financial performance for each such fiscal year:

Year (1)	Summary Compensation Table Total for CEO (2)	Compensation Actually Paid to CEO (3) (5)	Average Summary Compensation Table Total for Non-CEO NEOs (4)	Average Compensation Actually Paid to Non- CEO NEOs (3) (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”) (6)	Net Income (in thousands) (7)
2022	$1,762,935	($143,545)	$2,630,828	$375,465	$64.50	$8,712
2021	$1,139,252	$1,602,552	$1,218,774	$615,564	$107.36	$12,221

(1)

The CEO for 2022 and 2021 was Vivek Gupta. The non-CEO NEOs in the 2022 reporting year were John J. Cronin, Jr., Ganeshan Venkateshwaran and Michael Fleishman. Mr. Venkateshwaran’s employment with the Company commenced on March 28, 2022 and ended when he resigned as the Chief Executive Officer of Mastech InfoTrellis, effective November 1, 2022. Mr. Fleishman’s employment with the Company began when he became the Chief Executive Officer of Mastech InfoTrellis on November 14, 2022. The non-CEO NEOs in the 2021 reporting year were John J. Cronin, Jr. and Paul Burton. Mr. Burton’s employment with the Company ended when he resigned as the Chief Executive of Mastech InfoTrellis on December 14, 2021.

(2)

The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Gupta for each corresponding year in the “Total Compensation” column of the Summary Compensation Table.

(3)

The dollar amounts reported as “Compensation Actually Paid” have been computed in accordance with Item 402(v) of Regulation S-K. These amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 5 below.

(4)

The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Gupta) in the “Total Compensation” column of the Summary Compensation Table in each applicable year.

(5)

“Compensation Actually Paid” reflects the exclusions and inclusions for the CEO and the Non-CEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Option Awards from Summary Compensation Table” columns below, represent the Option Awards reported in the Option Awards column of the Summary Compensation Table for each applicable year. Amounts added back to determine “Compensation Actually Paid” are made up of the following components which are set forth in the table below, as applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

Year	Summary Compensation Table Total for CEO	Minus Option Awards from Summary Compensation Table	Plus Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Plus Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Plus Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Compensation Actually Paid to CEO
2022	$1,762,935	($1,095,780)	—	($920,180)	—	$109,480	—	—	($143,545)
2021	$1,139,252	—	—	$362,700	—	$100,600	—	—	$1,602,552

Year	Average Summary Compensation Table Total for Non-CEO NEOs	Minus Average Option Awards from Summary Compensation Table	Plus Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Plus Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Plus Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Plus Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Minus Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Plus Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Compensation Actually Paid to Non-CEO NEOs
2022	$2,630,828	($2,148,280)	—	($127,333)	—	$20,250	—	—	$375,465
2021	$1,218,774	($724,160)	—	$62,400	—	$58,550	—	—	$615,564

(6)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2022 or 2021.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in the Compensation Discussion and Analysis section on pages 21 to 28, our executive compensation program includes a variable compensation component in the form of an annual performance-based cash bonus, based upon the Company’s achievement of certain key financial goals, and grants of equity-based compensation, such as stock options, which are long-term incentives that we believe link compensation levels to shareholder value creation. Mastech Digital generally seeks to incentivize long-term performance and therefore does not specifically align our performance measures with “compensation actually paid”, as computed in accordance with Item 402(v) of SEC Regulations S-K for a particular year.

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”):

The following chart sets forth the relationship between Compensation Actually Paid to our CEO and the average of Compensation Actually Paid to our NON-CEO NEOs versus the Company’s TSR over the two fiscal years of 2021 and 2022.

Description of Relationship Between NEO Compensation Actually Paid and Company Net Income:

The following chart sets forth the relationship between Compensation Actually Paid to our CEO and the average of Compensation Actually Paid to our NON-CEO NEOs versus the Company’s Net Income over the two fiscal years of 2021 and 2022.

Our net income in 2022 was $8.7 million compared to $12.2 million in 2021. Our net income in 2022 was negatively impacted by $1.0 million due to severance expense and expenses associated with a cyber-security event. Our net income in 2021 was positively impacted by $2.2 million due to a favorable re-valuation of a contingent consideration liability related to a recent acquisition.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which our named executive officers at December 31, 2022, would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2022, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on base salary, if applicable, the annual performance-based bonus at the “at goal” target amount as of December 31, 2022, and our current premium costs for medical and welfare benefits. In addition, under the terms of our current year annual performance-based plan, our executives would become entitled to a bonus, determined under the plan terms, if they remained employed as of December 31 of the applicable year. As such, we would not consider the current year bonus payable to a named executive officer with a December 31 termination date to be a payment based upon termination, and no such payments have been included in this section. Further, if any of our named executive officers was terminated without cause by the Company during the calendar year, he would become entitled to a pro-rata bonus based upon the period of his employment during the year, with the amount determined based upon actual Company performance and payable when bonuses are generally paid in the following calendar year.

Name	Salary	Annual “At Goal” Performance Bonus	Equity Grants	Healthcare	Total
Vivek Gupta (1)	$585,000	$245,000	$59,080	$2,970	$892,050
John J. Cronin, Jr. (2)	450,000	160,000	134,296	2,970	747,266
Michael Fleishman (3)	550,000	150,000	—	6,096	706,096

All calculations were estimated based upon a December 31, 2022 termination scenario. The measurement date for the estimated Company equity awards was based upon a closing price of $11.01 at December 31, 2022.

(1)

Upon termination other than for cause, Mr. Gupta would receive a one (1) year severance totaling $585,000 paid over 26 bi-weekly periods and his annual performance-based bonus “at goal” target amount. Mr. Gupta would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Gupta would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Gupta would be subject to nondisclosure, noncompetition and non-solicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Gupta would be entitled to 24 months of Company-paid healthcare insurance and a severance in an amount equal to two (2) times the sum of his average annual base salary and average annual performance-based bonus received over the previous three-years, outplacement reimbursement of up to $25,000 and full vesting of all outstanding equity awards issued pursuant to the Plan. If a change of control occurred on December 31, 2022, the total value to Mr. Gupta as described above would total $951,086 in addition to the severance values shown in the above table.

(2)

Upon termination other than for cause, Mr. Cronin would receive a one (1) year severance totaling $450,000 paid over 26 bi-weekly periods and his annual performance-based bonus “at goal” target amount. Mr. Cronin would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Cronin would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Cronin would be subject to nondisclosure, noncompetition and non-solicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Cronin would be entitled to 24 months of Company-paid healthcare insurance and a severance in an amount equal to two (2) times the sum of his average annual base salary and average annual performance-based bonus received over the previous three-years, outplacement reimbursement of up to $25,000 and full vesting of all outstanding equity awards issued pursuant to the Plan. If a change of control occurred on December 31, 2022, the total value to Mr. Cronin as described above would total $546,702 in addition to the severance values shown in the above table.

(3)

Upon termination other than for cause, Mr. Fleishman would receive a one (1) year severance totaling $550,000 paid over 26 bi-weekly periods and 50% of his annual performance-based bonus “at goal” target amount. Mr. Fleishman would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Fleishman would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Fleishman would be subject to nondisclosure, noncompetition and non-solicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Fleishman would be entitled to 24 months of Company-paid healthcare insurance and a severance in an amount equal to two (2) times the sum of his average annual base salary and average annual performance-based bonus received over the previous three-years, outplacement reimbursement of up to $25,000 and full vesting of all outstanding equity awards issued pursuant to the Plan. If a change of control occurred on December 31, 2022, the total value to Mr. Fleishman as described above would total $1,031,096 in addition to the severance values shown in the above table.

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our independent Directors for fiscal year 2022:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Total 2021 ($)
John Ausura (1)(4)	$69,000	$65,000	—	$134,000
Brenda Galilee (2)(4)	65,000	65,000	—	130,000
Gerhard Watzinger (2)(4)	65,000	65,000	—	130,000
Vladimir Rak (3)(4)	48,750	51,500	—	100,250

(1)	The annual retainer for the Chair of the Audit Committee, Mr. Ausura, is $69,000.
(2)	The annual retainer for all independent directors other than the Chair of the Audit Committee is $65,000 each.
(3)	Mr. Rak was appointed as a Director on April 1, 2022. Accordingly, his fees earned and stock awards were prorated for his time of service during 2022.
(4)

On January 30, 2022, Mr. Ausura, Ms. Galilee and Mr. Watzinger each received grants of restricted shares of 3,768 shares. On April 1, 2022 Mr. Rak received a grant of restricted shares of 2,675. As of December 31, 2022, the aggregate number of equity awards outstanding for each of our independent directors is as follows:

•	Mr. Ausura: 5,043 restricted shares.

•	Ms. Galilee: 5,043 restricted shares.

•	Mr. Watzinger: 5,043 restricted shares.

•	Mr. Rak: 2,675 restricted shares.

Messrs. Wadhwani, Trivedi and Gupta, as non-independent directors, received no compensation for their service as Directors of the Company.

All of our Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At December 31, 2022, the Compensation Committee consisted of Messrs. Ausura and Watzinger, Rak and Ms. Galilee, with Ms. Galilee as chair. No member of this Committee was at any time during the 2022 fiscal year, or at any other time, an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. No named executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $10,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $10,000 must be pre-approved by the Audit Committee in advance of the commencement of any work.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent public accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

During 2022, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management. At the conclusion of this assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Company management concluded that the Company did maintain effective internal control over financial reporting at December 31, 2022.

In addition, the Audit Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence. The Company paid its independent public accountants $413,000 for services provided in 2022.

The Audit Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Audit Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

John Ausura, Chair

Brenda Galilee

Gerhard Watzinger

Vladimir Rak

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees billed to us by the firm UHY LLP (“UHY”) for services rendered for 2022 and 2021 in the following categories and amounts were:

	2022 UHY	2021 UHY
Audit fees	$273,000	$235,000
Audit-related fees	20,000	48,000
Tax fees	120,000	117,000
All other fees	—	—

Total	$413,000	$400,000

Audit fees for 2022 and 2021 totaled $273,000 and $235,000, respectively. This category includes the audit of the Company’s annual financial; review of financial statements included in the Company’s Form 10-Q Quarterly Reports; and services that are normally provided by the independent auditors in connection with statutory and regulatory filings and are inclusive of reimbursement of travel and travel-related expenses. The audit-related fees for 2022 and 2021 totaled $20,000 and $48,000, respectively, and pertained to the audit of the Company’s 401(k) Plan and Employee Stock Purchase Plan for both years; and the completion of quality of earnings review related to a canceled acquisition in 2021. The tax fees for 2022 and 2021 totaled $120,000 and $117,000 and pertained to transfer pricing studies prepared across our entire organization and the preparation of all federal and state U.S. tax returns.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one-year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the total fees paid to the independent auditors in 2022, 100% of these fees were pre-approved by the Audit Committee.

Representatives of UHY are expected to be available at the annual meeting of shareholders to respond to appropriate questions and will have an opportunity to make comments if they desire to do so.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is comprised of disinterested members of the Board of Directors.

2024 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2024 Annual Meeting of Shareholders must be received by the Company at its principal office in 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108, not later than December 16, 2023 and must otherwise comply with the requirements of Rule 14(a)-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Articles provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated consenting to serve as a director of the Company if so nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2022, as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2022, as filed with the SEC on March 27, 2023, is being mailed to the shareholders with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Mastech Digital shareholders will be “householding” our proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, you may:

•

if you are a shareholder of record, direct your written request to our Corporate Secretary by e-mail to mhhsecretary@mastechdigital.com, or by fax to 412-291-3350 or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108; or

•	if you are not a shareholder of record, notify your broker.

We will promptly deliver, upon request to the Mastech Digital e-mail, fax number or address listed above, a separate copy of the annual report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the Proxy Statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a shareholder of record; or contact our Corporate Secretary if you are a shareholder of record, using the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Cronin, Jr.

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

Exhibit A

FIFTH AMENDMENT TO

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

RECITALS

WHEREAS, Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), maintains the Mastech Digital, Inc. Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally effective as of October 1, 2008, was amended and restated effective as of May 14, 2014, and was further amended on May 18, 2016, May 18, 2018, May 15, 2019 and May 13, 2020;

WHEREAS, Section 17 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan subject to certain limitations;

WHEREAS, the Plan currently authorizes the issuance of up to 4,900,000 shares of common stock, par value $.01 per share, of the Company (“Stock”) (with such amount reflecting the August 2018 two-for-one stock split of the Company’s common stock) and the Board has resolved that it is in the best interest of the Company and its shareholders to amend the Plan to increase the number of shares of Stock that may be issued pursuant to the Plan by 500,000 shares; and

WHEREAS, the requisite shareholders of the Company have approved the foregoing amendment.

NOW, THEREFORE, the Plan is amended in the following respects:

AMENDMENT

1. The first sentence of Section 5 of the Plan shall be deleted in its entirety and replaced with the following:

“Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 5,400,000 shares, subject to adjustment as provided in Section 14.”

2. Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

* * *

[SIGNATURE PAGE FOLLOWS]

A-1

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this amendment to the Plan as of                     , 2023.

MASTECH DIGITAL, INC.

By:
Name:
Title:

A-2

Exhibit B

MASTECH HOLDINGS, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

Effective as of May 14, 2014, the Mastech Holdings, Inc. Stock Incentive Plan is hereby amended and restated by Mastech Holdings, Inc., as set forth herein. The Mastech Holdings, Inc. Stock Incentive Plan was originally effective as of October 1, 2008.

Section 1. General Purpose of the Plan; Definitions. The name of this plan is the Mastech Holdings, Inc. Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and consultants of Mastech Holdings, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Stock Awards, Performance Share Awards and Stock Appreciation Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning assigned to that term in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Effective Date” means May 14, 2014, provided that the Plan, as amended and restated, shall have been approved by the Company’s stockholders.

“Fair Market Value” of the Stock on any given date shall be the closing price as reported on the American Stock Exchange for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported. If the Fair Market Value cannot be determined on the basis previously set forth in this definition on the date that Fair Market Value is to be determined, the Board shall in good faith determine the Fair Market Value of the Stock on such date.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not an employee or officer of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any Option to purchase shares of Stock granted pursuant to Section 6.

“Performance Share Award” means any Award granted pursuant to Section 12.

“Restricted Stock Award” means any Award granted pursuant to Section 10.

“Stock” means the common stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 14.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 7.

“Stock Award” means any award granted pursuant to Section 11.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

Section 2. Administration. The Plan shall be administered by the full Board or a committee of such Board comprised of two or more individuals who are “Non-Employee Directors” within the meaning of Rule 16b-3(a)(3) promulgated under the Act and “outside directors” as defined in Section 162(m) of the Code (the “Plan Administrator”). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

(a)	construe the Plan and any Award under the Plan;

(b)	select the directors, officers, employees and consultants of the Company and its Subsidiaries to whom Awards may be granted;

(c)	determine the number of shares of Stock to be covered by any Award;

(d)	determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

(e)	accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration; and

(f)	impose limitations on Awards, including limitations on transfer and repurchase provisions.

The determination of the Plan Administrator on any such matters shall be conclusive.

Section 3. Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to the Co-Chairmen of the Company or the Chief Executive Officer of the Company the Plan Administrator’s authority and duties with respect to granting Awards to individuals who are not subject, by reason of their position with the Company or its Subsidiaries, to the reporting provisions of Section 16 of the Act and who are not expected to be “covered employees” of the Company or its Subsidiaries within the meaning of Section 162(m) of the Code.

Section 4. Eligibility. Directors, officers, employees and consultants of the Company or its Subsidiaries who, in the opinion of the Plan Administrator, are primarily responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 1,200,000 shares, subject to adjustment as provided in Section 14. The shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. To the extent that an SAR is granted in conjunction with an Option, the shares covered by such SAR and Option shall be counted only once. Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

Stock Options with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one calendar year period and Stock Appreciation Rights with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one calendar year period. In any one calendar year during a particular Performance Period, as hereinafter defined, the maximum amount which may be earned by any individual participant under Performance Share Awards granted under the Plan for that calendar year of the Performance Period shall be limited to 250,000 shares of Stock. In the case of multi-year Performance Periods, the number of shares which are earned in any one calendar year of the Performance Period is the number of shares paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the number of shares of Stock earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Plan Administrator and actual payment to the Participant may occur in a subsequent calendar year or years. The limitations in this paragraph shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

Section 6. Stock Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder and may not be granted in tandem. The Plan Administrator shall determine whether, and to what extent, Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that: (a) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code, and (b) no Incentive Stock Option may be granted following the tenth anniversary of the Effective Date. The provisions of the Plan and any Stock Option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

Section 7. Stock Appreciation Rights. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant SARs to eligible participants. Such SARs may be granted (i) alone, or (ii) simultaneously with the grant of an Option (either an Incentive Stock Option or Non-Qualified Stock Option) and in conjunction therewith or in the alternative thereto.

(a)

An SAR shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Secretary of the Company at its principal offices (the “Request”), (i) a number of shares of Stock, (ii) an amount of cash, or (iii) any combination of shares of Stock and cash, as specified in the Request (but subject to the approval of the Plan Administrator in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of the Fair Market Value, on the day of such Request, of one share of Stock over the exercise price per share specified in such SAR or its related Option, multiplied by (ii) the number of shares of Stock for which such SAR shall be exercised.

(b)

The exercise price of an SAR granted alone shall be determined by the Plan Administrator, but may not be less than the Fair Market Value of the underlying Stock on the date of grant. An SAR granted simultaneously with the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value of the Stock subject to the SAR and related Option exceeds the exercise price thereof.

(c)

Upon exercise of an SAR granted simultaneously with an Option and in the alternative thereto, the number of shares of Stock for which the related Option shall be exercisable shall be reduced by the number of shares of Stock for which the SAR shall have been exercised. The number of shares of Stock for which an SAR shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares of Stock for which such Option shall have been exercised.

(d)	Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

Section 8. Terms of Options and SARs. Each Option or SAR granted under the Plan shall be evidenced by an agreement between the Company and the person to whom such Option or SAR is granted and shall be subject to the following terms and conditions:

(a)

Subject to adjustment as provided in Section 14 of this Plan, the price at which each share covered by an Option may be purchased shall not be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Company and an Option granted to such optionee is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Stock covered by the Option on the date the Option is granted. The purchase price of any Option may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(b)

The aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision), except as otherwise determined by the Plan Administrator in its discretion. If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, the portion of such Option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Non-Qualified Stock Option, with later granted Options being so reclassified first.

(c)

Neither an Option nor an SAR shall be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the participant, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to exercise the Option or SAR may agree within the period specified in subsection 8(d)(iii) hereof. All Options and SARs shall be exercisable during the lifetime of the participant only by the participant.

(d)

An Option or SAR may be exercised in whole at any time, or in part from time to time, within such period or periods (not to exceed ten years from the granting of the Option in the case of an Incentive Stock Option) as may be determined by the Plan Administrator and set forth in the agreement (such period or periods being hereinafter referred to as the “Option Period”), provided that, unless the agreement provides otherwise:

(i)

If a participant who is an employee of the Company shall cease to be employed by the Company, all Options and SARs to which the employee is then entitled to exercise may be exercised only within three months after the termination of employment and within the Option Period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the Option Period. Notwithstanding the foregoing, in the event that any termination of employment shall be for Cause (as defined herein) or the participant becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), during the Option Period, then any and all Options and SARs held by such participant shall forthwith terminate. For purposes of the Plan, retirement shall mean the termination of employment with the Company, other than for Cause, at any time after the participant’s attainment of age 65, and a participant’s “Disability” shall be determined within the meaning of Section 422(c)(6) of the Code.

For purposes of this Plan, the term “Cause” shall mean (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of employment thereunder by the Company, “cause” or “for cause” as defined in such agreement, (b) in all other cases (i) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company, (ii) the commission of an act of fraud in the performance of such person’s duties to or on behalf of the Company, or

(iii) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person’s incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to cure such failure are given to the person by the Board or the Plan Administrator. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Company.

For purposes of this Plan, the term “Competing Business” shall mean: any person, corporation or other entity engaged in the business of (a) information technology staffing and consulting services, or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last year prior to termination of such person’s employment, consultant relationship or directorship, as the case may be, hereunder;

(ii)

If a participant who is a director of the Company shall cease to serve as a director of the Company, any Options or SARs then exercisable by such director may be exercised only within three months after the cessation of service and within the Option Period unless such cessation was due to Disability, in which case such optionee may exercise such Option or SAR within one year after cessation of service and within the Option Period. Notwithstanding the foregoing, if any cessation of service as a director was the result of removal for Cause or the participant becomes an officer or director of, a consultant to or employed by a Competing Business during the Option Period, any Options and SARs held by such participant shall forthwith terminate;

(iii)

If the participant shall die during the Option Period, any Options or SARs then exercisable may be exercised only within one year after the participant’s death and within the Option Period and only by the participant’s personal representative or persons entitled thereto under the participant’s will or the laws of descent and distribution;

(iv)

The Option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 14) after the termination of the participant’s employment, cessation of service as a director or the participant’s death, as the case may be, than the participant was entitled to purchase thereunder at the time of the termination of the participant’s employment or the participant’s death; and

(v)

If a participant owns (or is deemed to own under applicable provisions of the Code and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option by its terms may not be exercisable after the expiration of five years from the date such Option is granted.

(e)

The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash, (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price, (iii) in the discretion of the Plan Administrator, through the delivery or certification to the Company of previously-owned shares of Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option, (iv) in the discretion of the Plan Administrator, through an election to have shares of Stock otherwise issuable to the optionee withheld to pay the exercise price of such Option, or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 8(e). Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the Option price is paid in cash, the exercise of the Option shall not be deemed to occur and no shares of Stock will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the Option price from the broker or other agent.

(f)

The Plan Administrator, in its discretion, may authorize “stock retention Options” which provide, upon the exercise of an Option previously granted under this Plan (a “prior Option”), using previously owned shares, for the automatic issuance of a new Option under this Plan with an exercise price equal to the current Fair Market Value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price of the prior Option. Such stock retention Option shall have the same Option Period as the prior Option.

(g)

Nothing contained in the Plan nor in any Award agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

(h)

The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option, subject to the attainment of performance goals and objectives and the right to exercise may be cumulative as determined by the Plan Administrator.

(i)

If a grantee of an Option or SAR engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as an Independent Director) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately terminate all outstanding Options and SARs of the participant.

Section 9. Independent Director Options. The Option exercise price for Options granted to Independent Directors under the Plan will be equal to the Fair Market Value of the Stock on the date of grant. Options granted to Independent Directors will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director.

Section 10. Restricted Stock Awards.

(a)

The Plan Administrator may grant Restricted Stock Awards to any officer, employee or consultant of the Company and its Subsidiaries. A Restricted Stock Award entitles the recipient to acquire shares of Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b)

A participant holding unvested Restricted Stock shall not have any of the rights of a shareholder with respect to such unvested Restricted Stock, including, but not limited to the right to vote and receive dividends with respect thereto, until such Stock vests in accordance with the terms of the Restricted Stock Award under which such Stock was granted. The Plan Administrator may, in its sole discretion, decide to issue stock certificates evidencing the Restricted Stock at the time of grant, after the time of grant, or at the time when the restrictions lapse.

(c)

The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(d)

Unvested Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award.

(e)	If an awardee of Restricted Stock engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately declare forfeited all shares of Restricted Stock held by the participant as to which the restrictions have not yet lapsed.

Section 11. Stock Awards. The Plan Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Plan Administrator) a Stock Award to any officer, employee or consultant of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions under the Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual; provided, however, that any purchase rights may not be granted at less than the Fair Market Value of the underlying shares on the date of grant.

Section 12. Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals (the “Performance Goals”). The Plan Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee or consultant of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Plan Administrator, in its sole discretion, shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the periods during which performance is to be measured (the “Performance Period”), and all other limitations and conditions applicable to the awarded Performance Shares.

(a)

Terms of Performance Awards. At the time a Performance Share Award is granted, the Plan Administrator shall cause to be set forth in the Award agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined, and (3) such other terms and conditions applicable to the Award as the Plan Administrator may, in its discretion, determine to include therein. The terms so established by the Plan Administrator shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the participant based on such performance. The Plan Administrator may retain the discretion to reduce (but not to increase) the amount of a Performance Share Award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Plan Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Plan Administrator may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m) of the Code.

(b)

Performance Goals. Performance Goals shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Plan Administrator in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Plan Administrator at the time of making a Performance Share Award. The Plan Administrator may in its discretion also determine to use other objective performance measures as Performance Goals and/or other terms and conditions even if such Performance Share Award would not qualify under Section 162(m) of the Code, provided that the Plan Administrator identifies the Performance Share Award as non-qualifying at the time of Award.

(c)

Plan Administrator Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Share Award to the participant, the Plan Administrator shall determine in accordance with the terms of the Performance Share Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance. For this purpose, approved minutes of the meeting of the Plan Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Share Awards are not intended to provide for the deferral of compensation, such that payment of Performance Share Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

Section 13. Tax Withholding.

(a)

To the extent required by applicable Federal, state, local or foreign law, the participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any shares of Stock or make any cash or other payment under the Plan until such obligations are satisfied. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of shares of Stock, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Plan Administrator may deem necessary or advisable to enable the Company and participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive shares of Stock, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

(b)

A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash, (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Stock having an aggregate Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes), provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six months, or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 13(b).

(c)

A participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Non-Qualified Stock Option, or the receipt of a Restricted Stock Award, Stock Award or Performance Share Award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the participant having a Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes);

provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the participant in cash or shall be withheld from the participant’s next regular paycheck.

(d)

An election by a participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 13(c) must be in writing and delivered to the Company prior to the date on which the amount of tax to be withheld is determined.

Section 14. Adjustment of Number and Price of Shares.

Any other provision of the Plan notwithstanding:

(a)

If, through, or as a result of, any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options, Stock Appreciation Rights and Performance Share Awards that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the price for each share subject to any then outstanding Stock Options, Stock Appreciation Rights and other purchase rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable, and (iv) the number of shares which may be issued under the Plan but are not then subject to Awards. The adjustment by the Plan Administrator shall be final, binding and conclusive.

(b)

If the outstanding shares of the Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Stock, (i) the Plan Administrator shall make any adjustments to any then outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or other stock Award which it determines are equitably required to prevent dilution or enlargement of the rights of participants which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Plan Administrator in its discretion, any stock, securities, cash or other property distributed with respect to any shares of Restricted Stock held in escrow or for which any shares of Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the shares of Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

(c)

No adjustment or substitution provided for in this Section 14 shall require the Company to issue or to sell a fractional share under any Award agreement and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

Section 15. Definition of Change of Control. For purposes of this Plan, “Change of Control” shall mean the occurrence of any of the following events:

(a)

The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) (other than the Company, a Subsidiary or any of their respective benefit plans or affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); or

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

(c)

Approval by the stockholders of the Company of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Company or any of its Subsidiaries (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Stock and Company Voting Securities, as the case may be; or

(d)

(i) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

Section 16. Consequences of a Change of Control.

(a)

Upon a Change of Control, (i) each outstanding Option, SAR and Performance Share Award shall be assumed by the Acquiring Company (as defined below) or parent thereof or replaced with a comparable option or right to purchase or to be awarded shares of the capital stock, or equity equivalent instrument, of the Acquiring Company or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the “Replacement Options”), and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable, restricted grants, together, the “Replacement Restricted Stock”); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Stock, then all outstanding Options and SARs which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and the Performance Period with respect to all Performance Share Awards shall end on the day prior to the effective date of the Change of Control and become payable to the extent the Performance Goals were achieved, and all restrictions and conditions on any Restricted Stock or other stock Award shall lapse upon the effective date of the Change of Control. The term “Acquiring Corporation” means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine, in its discretion, (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options and SARs which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 16(a)) will be required to surrender them in exchange for a payment by the Company, in cash or Stock as determined by the Board, of an amount equal to the amount (if any) by which the per share value of Stock subject to unexercised Options or SARs (determined by the Board in good faith, based on the applicable price in the transaction giving rise to the Change of Control, and such other considerations as the Board deems appropriate) exceeds the exercise price of those Options or SARs (where Options and SARs are issued in tandem, such payment to be made only with respect to a single underlying share of Stock upon surrender of each tandem pair of Options and SARs), with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

(b)

Any Options, SARs or Performance Share Awards that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

Section 17. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto; provided further that no amendment of the Plan shall be made without shareholder approval (a) if the effect of the amendment is (i) to make any changes in the class of employees eligible to receive Incentive Stock Options under the Plan, or (ii) to increase the number of shares with respect to which Incentive Stock Options may be granted under the Plan, or (b) if shareholder approval of the amendment is at the time required (i) by the rules of any stock exchange on which the Stock may then be listed, or (ii) for Options, SARs and Performance Share Awards granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code.

Section 18. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of any applicable exchange or of the American Stock Exchange. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 19. Compliance with Section 16. With respect to persons subject to Section 16 of the Act by reason of their service with the Company or its Subsidiaries, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor rule) and shall be construed to the fullest extent possible in a manner consistent with this intent.

To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

Section 20. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, determine the terms and conditions applicable to Awards to foreign nationals or United States citizens employed abroad in a manner otherwise inconsistent with the Plan if it deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

Section 21. Termination of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date, May 14, 2024, and no Awards may be granted under the Plan after such date, subject to earlier termination by the Board. Termination of the Plan shall not affect previous Awards granted under the Plan. Absent additional shareholder approval, no Performance Share Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2019.

AMENDMENT TO

MASTECH HOLDINGS, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

RECITALS

WHEREAS, Mastech Holdings, Inc., a Pennsylvania corporation (the “Company”), maintains the Mastech Holdings, Inc. Stock Incentive Plan, as amended and restated (the “Plan”);

WHEREAS, the Plan was originally effective as of October 1, 2008 and was amended and restated effective as of May 14, 2014;

WHEREAS, Section 17 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan subject to certain limitations;

WHEREAS, the Plan currently authorizes the issuance of up to 1,200,000 shares of common stock, par value $.01 per share, of the Company (“Stock”) and the Board has resolved that it is in the best interest of the Company and its shareholders to amend the Plan to increase the number of shares of Stock that may be issued pursuant to the Plan by 200,000 shares; and

WHEREAS, the requisite shareholders of the Company have approved the foregoing amendment.

NOW, THEREFORE, the Plan is amended in the following respects:

AMENDMENT

1. The first sentence of Section 5 of the Plan shall be deleted in its entirety and replaced with the following:

“Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 1,400,000 shares, subject to adjustment as provided in Section 14.”

2. Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

* * *

[SIGNATURE PAGE FOLLOWS]

Exhibit A

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this amendment to the Plan as of May 18, 2016.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name: John J. Cronin
Title: Chief Financial Officer

SECOND AMENDMENT TO

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

RECITALS

WHEREAS, Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), maintains the Mastech Digital, Inc. Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally effective as of October 1, 2008, was amended and restated effective as of May 14, 2014, and was further amended on May 18, 2016;

WHEREAS, Section 17 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan subject to certain limitations;

WHEREAS, the Plan currently authorizes the issuance of up to 1,400,000 shares of common stock, par value $.01 per share, of the Company (“Stock”) and the Board has resolved that it is in the best interest of the Company and its shareholders to amend the Plan to increase the number of shares of Stock that may be issued pursuant to the Plan by 400,000 shares; and

WHEREAS, the requisite shareholders of the Company have approved the foregoing amendment.

NOW, THEREFORE, the Plan is amended in the following respects:

AMENDMENT

1. The first sentence of Section 5 of the Plan shall be deleted in its entirety and replaced with the following:

“Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 1,800,000 shares, subject to adjustment as provided in Section 14.”

2. Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

* * *

[SIGNATURE PAGE FOLLOWS]

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this amendment to the Plan as of May 16, 2018.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin
Name: John J. Cronin
Title: Chief Financial Officer

THIRD AMENDMENT TO

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

RECITALS

WHEREAS, Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), maintains the Mastech Digital, Inc. Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally effective as of October 1, 2008, was amended and restated effective as of May 14, 2014, and was further amended on May 18, 2016 and May 18, 2018;

WHEREAS, Section 17 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan subject to certain limitations;

WHEREAS, the Plan currently authorizes the issuance of up to 3,600,000 shares of common stock, par value $.01 per share, of the Company (“Stock”) (with such amount reflecting the August 2018 two-for-one stock split of the Company’s common stock) and the Board has resolved that it is in the best interest of the Company and its shareholders to amend the Plan to increase the number of shares of Stock that may be issued pursuant to the Plan by 300,000 shares; and

WHEREAS, the requisite shareholders of the Company have approved the foregoing amendment.

NOW, THEREFORE, the Plan is amended in the following respects:

AMENDMENT

1. The first sentence of Section 5 of the Plan shall be deleted in its entirety and replaced with the following:

“Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 3,900,000 shares, subject to adjustment as provided in Section 14.”

2. Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

* * *

[SIGNATURE PAGE FOLLOWS]

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this amendment to the Plan as of May 15, 2019.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name: John J. Cronin, Jr.
Title: Chief Financial Officer

FOURTH AMENDMENT TO

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

RECITALS

WHEREAS, Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), maintains the Mastech Digital, Inc. Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally effective as of October 1, 2008, was amended and restated effective as of May 14, 2014, and was further amended on May 18, 2016, May 18, 2018 and May 15, 2019;

WHEREAS, Section 17 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan subject to certain limitations;

WHEREAS, the Plan currently authorizes the issuance of up to 3,900,000 shares of common stock, par value $.01 per share, of the Company (“Stock”) (with such amount reflecting the August 2018 two-for-one stock split of the Company’s common stock) and the Board has resolved that it is in the best interest of the Company and its shareholders to amend the Plan to increase the number of shares of Stock that may be issued pursuant to the Plan by 1,000,000 shares; and

WHEREAS, the requisite shareholders of the Company have approved the foregoing amendment.

NOW, THEREFORE, the Plan is amended in the following respects:

AMENDMENT

1. The first sentence of Section 5 of the Plan shall be deleted in its entirety and replaced with the following:

“Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 4,900,000 shares, subject to adjustment as provided in Section 14.”

2. Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

* * *

[SIGNATURE PAGE FOLLOWS]

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this amendment to the Plan as of May 13, 2020.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name: John J. Cronin, Jr.
Title: Chief Financial Officer

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.

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2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3 below:

1.	The election of two (2) persons as Class III Directors:						+
Nominees:
		For	Withhold		For	Withhold
	01 - John Ausura	☐	☐	02 - Brenda Galilee	☐	☐

2.		For	Against	Abstain	3.		For	Against	Abstain
	Vote to approve amendment to the Company’s Stock Incentive Plan, as amended (the “Plan”), to increase the number of shares of common stock that may be issued pursuant to the Plan.	☐	☐	☐		A non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay”).	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	∎	2 2 B V

03SA6A

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Mastech Digital, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereto appoints Vivek Gupta and John J. Cronin, Jr. and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, of the Company held by the undersigned at the Company’s Annual Meeting of Shareholders scheduled to be held on Wednesday, May 10, 2023, at 9:00 AM Eastern Time at Mastech Digital, Inc.’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania 15108 and at any adjournment or postponement thereof.

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATONS.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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